Exhibit 99.1

LogMeIn Announces Fourth Quarter and Fiscal Year 2015 Results

Full Year Revenue Growth of 22%; Full Year Operating Cash Flow 32% of Revenue

Boston, February 11, 2016 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud-based connectivity, today announced its results for the fourth quarter and fiscal year ended December 31, 2015.

Fourth quarter 2015 highlights include:

•	Revenue was $76.1 million, up 27% compared with the fourth quarter of 2014

•	Adjusted EBITDA was $20.9 million and adjusted EBITDA margin was 27.5% versus $14.9 million and 24.9% in the fourth quarter of 2014

•	Non-GAAP net income was $13.2 million, or $0.51 per diluted share, as compared to $9.0 million, or $0.35 per diluted share, in the fourth quarter of 2014

•	GAAP net income was $6.2 million, or $0.24 per diluted share, as compared to GAAP net income of $3.3 million, or $0.13 per diluted share, in the fourth quarter of 2014

•	Cash flow from operations was $13.8 million, or 18% of revenue

•	Total deferred revenue was $137.0 million, up 30% from $105.3 million in the fourth quarter of 2014

•	The Company closed the quarter with cash, cash equivalents and short-term investments of $208.4 million

Fiscal year 2015 highlights include:

•	Revenue was $271.6 million, up 22% compared with fiscal year 2014

•	Adjusted EBITDA was $67.6 million and adjusted EBITDA margin was 24.9%, compared to $49.5 million and 22.3% in fiscal year 2014

•	Non-GAAP net income was $42.7 million, or $1.66 per diluted share, as compared to $29.9 million, or $1.18 per diluted share, in fiscal year 2014.

•	GAAP net income was $14.6 million, or $0.56 per diluted share, as compared to GAAP net income of $8.0 million, or $0.31 per diluted share, for fiscal year 2014

•	Cash flow from operations was $85.8 million, or 32% of revenue

“We are happy to report a great quarter and a very strong year with top and bottom line results that exceeded the high-end of our guidance,” said Bill Wagner, President and CEO of LogMeIn. “Perhaps more importantly, we made encouraging progress on our key collaboration, identity and IoT growth initiatives in Q4 and throughout 2015, which we believe lay the foundation for continued, profitable growth in 2016 and beyond.”

“As we set our sights ahead, we are focused on solving the changing needs of our customers while expanding our total addressable market in ways that maximize shareholder value. In 2016 we will enable professionals to collaborate in new ways, help people be more productive and secure by solving the challenges of identity and access management, and empower companies to support their customers and products in an increasingly connected world.”

Business Outlook

Based on information available as of February 11, 2016, the Company is issuing guidance for the first quarter 2016 and fiscal year 2016.

First Quarter 2016: The Company expects first quarter revenue to be in the range of $77.5 million to $78.0 million.

Adjusted EBITDA is expected to be in the range of $14.0 million to $14.8 million.

Non-GAAP net income is expected to be in the range of $7.6 million to $7.9 million, or $0.29 to $0.30 per diluted share. Non-GAAP net income excludes an estimated $9.1 million in stock-based compensation expense, $0.3 million in litigation related expense, and $5.4 million in acquisition related costs and amortization.

Non-GAAP net income for the first quarter assumes an effective tax rate of approximately 30%. Non-GAAP net income per diluted share for the first quarter of 2016 is based on an estimated 26.3 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, litigation related expense, and acquisition related costs and amortization, we expect to report a GAAP net loss in the range of $3.1 million to $2.4 million, or $0.12 to $0.10 per share.

The GAAP net loss for the first quarter assumes an effective tax rate of approximately 20%. GAAP net loss per share for the first quarter of 2016 is based on an estimated 25.2 million average basic shares outstanding.

Fiscal year 2016: The Company expects full year 2016 revenue to be in the range of $322.0 million to $326.0 million.

Adjusted EBITDA is expected to be in the range of $76.5 million to $80.0 million.

Non-GAAP net income is expected to be in the range of $44.7 million to $46.6 million, or $1.70 to $1.77 per diluted share. Non-GAAP net income excludes an estimated $40.0 million in stock-based compensation expense, $0.9 million in litigation related expense, and $18.1 million in acquisition related costs and amortization.

Non-GAAP net income for the full fiscal year 2016 assumes an effective tax rate of approximately 30%. Non-GAAP net income per diluted share for 2016 is based on an estimated 26.3 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, litigation related expense, and acquisition related costs and amortization, we expect to report GAAP net income in the range of $3.3 million to $6.0 million, or $0.13 to $0.23 per diluted share.

The GAAP net income for the full year assumes an effective tax rate of 20%. GAAP net income per share for 2016 is based on an estimated 26.3 million fully-diluted weighted average shares outstanding.

A reconciliation of the most comparable GAAP financial measures to non-GAAP measures used above is included in the tables attached to this release.

Conference Call Information for Today, Thursday, February 11, 2016

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 877-407-9124 (for the U.S.) or 201-689-8584 (for international callers). A live webcast will be available on the Investor Relations section of the Company’s corporate website at https://www.logmeininc.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on February 11, 2016 until 11:59 p.m. Eastern Time on February 18, 2016, by dialing 877-660-6853 (for the U.S.) or 201-612-7415 (for international callers) and entering passcode 13629010.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP cash flow from operations.

Adjusted EBITDA is GAAP net income excluding provision for income taxes, interest income, interest expense, and other (expense) income, net, depreciation and amortization, acquisition related costs, stock-based compensation expense, and litigation related expense. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue. Non-GAAP operating income excludes acquisition related costs and amortization, stock-based compensation expense, and litigation related expense. Non-GAAP provision for income taxes excludes the tax impact of acquisition related costs and amortization, stock-based compensation expense, and litigation related expense. Non-GAAP net income and non-GAAP net income per diluted share exclude acquisition related costs and amortization, stock-based compensation expense, and litigation related expense. Non-GAAP cash flow from operations excludes payments and receipts related to litigation related costs, and acquisition related payments.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the

Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, and not to rely on any single financial measure to evaluate the Company’s business. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn, Inc. (NASDAQ:LOGM) simplifies how people connect to each other and the world around them. With millions of users worldwide, our cloud-based solutions make it possible for people and companies to connect and engage with their workplace, colleagues, customers and products anywhere, anytime. LogMeIn is headquartered in Boston with offices in Bangalore, Budapest, Dublin, London, San Francisco, and Sydney.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the popularity, value and effectiveness of the Company’s products and services, the Company’s profitability and growth, the size and growth potential of the Company’s markets, and their potential impact on future shareholder value, the success of and demand for the Company’s new and existing products and services, and the Company’s financial guidance for fiscal year 2016 and the first quarter of 2016. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and software market, customer adoption of the Company’s solutions, the Company’s ability to execute on its strategic initiatives, the Company’s ability to integrate acquired products or companies, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, the effectiveness of the Company’s cybersecurity measures, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn is a registered trademark of LogMeIn, Inc. in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31,	December 31,
	2014	2015
ASSETS
Current assets:
Cash and cash equivalents	$100,960	$123,143
Marketable securities	100,209	85,284
Accounts receivable, net	18,286	16,011
Prepaid expenses and other current assets	4,545	11,997
Restricted cash, current portion	1,492	—
Deferred income taxes	5,403	—

Total current assets	230,895	236,435
Property and equipment, net	13,476	21,711
Restricted cash	2,531	2,467
Intangibles, net	18,983	71,590
Goodwill	37,928	117,545
Other assets	4,756	5,753
Deferred income tax assets	9,280	198

Total assets	$317,849	$455,699

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,055	$10,327
Accrued liabilities	29,482	31,674
Deferred revenue, current portion	101,672	134,297

Total current liabilities	138,209	176,298
Long-term debt	—	60,000
Deferred revenue, net of current portion	3,578	2,692
Deferred tax liabilities	—	5,812
Other long-term liabilities	2,218	3,086

Total liabilities	144,005	247,888

Commitments and contingencies
Preferred stock	—	—
Equity:
Common stock	267	275
Additional paid-in capital	237,203	276,793
Retained earnings	6,516	21,074
Accumulated other comprehensive loss	(3,117)	(5,216)
Treasury stock	(67,025)	(85,115)

Total equity	173,844	207,811

Total liabilities and equity	$317,849	$455,699

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2015	2014	2015
Revenue	$59,899	$76,084	$221,956	$271,600
Cost of revenue	7,881	10,263	28,732	35,458

Gross profit	52,018	65,821	193,224	236,142

Operating expenses
Research and development	9,080	12,839	33,516	42,597
Sales and marketing	30,654	36,027	119,508	138,946
General and administrative	8,514	9,263	30,526	33,034
Legal settlements	—	—	—	3,600
Amortization of acquired intangibles	234	1,072	987	1,916

Total operating expenses	48,482	59,201	184,537	220,093

Income from operations	3,536	6,620	8,687	16,049
Interest income	175	123	604	654
Interest expense	—	(314)	(2)	(574)
Other (expense) income, net	(97)	411	105	1,389

Income before income taxes	3,614	6,840	9,394	17,518
Provision for income taxes	(301)	(605)	(1,439)	(2,960)

Net income	$3,313	$6,235	$7,955	$14,558

Net income per share:
Basic	$0.14	$0.25	$0.33	$0.59
Diluted	$0.13	$0.24	$0.31	$0.56
Weighted average shares outstanding:
Basic	24,395,499	25,103,035	24,385,297	24,826,363
Diluted	25,387,526	25,954,651	25,386,199	25,779,928

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Diluted Net Income per share (unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2015	2014	2015
GAAP Income from operations	$3,536	$6,620	$8,687	$16,049
Add Back:
Stock-based compensation expense	6,348	7,264	24,769	26,499
Litigation related expenses	174	87	475	4,963
Acquisition related costs and amortization	2,689	4,412	8,237	11,216

Non-GAAP Operating income	12,747	18,383	42,168	58,727
Other income, net	78	220	707	1,469

Non-GAAP Income before income taxes	12,825	18,603	42,875	60,196
Non-GAAP Provision for income taxes	(3,840)	(5,392)	(12,948)	(17,528)

Non-GAAP Net income	$8,985	$13,211	$29,927	$42,668

Non-GAAP Diluted net income per share:	$0.35	$0.51	$1.18	$1.66
Diluted weighted average shares outstanding used in computing per share amounts:	25,387,526	25,954,651	25,386,199	25,779,928

Calculation of Adjusted EBITDA (unaudited)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2015	2014	2015
GAAP Net income	$3,313	$6,235	$7,955	$14,558
Add Back:
Stock-based compensation expense	6,348	7,264	24,769	26,499
Litigation related expenses	174	87	475	4,963
Acquisition related costs	1,973	2,512	4,466	6,345
Interest income, interest expense and other (expense) income, net	(78)	(220)	(707)	(1,469)
Income tax expense	301	605	1,439	2,960
Depreciation and amortization expense	2,856	4,466	11,137	13,698

Adjusted EBITDA	$14,887	$20,949	$49,534	$67,554

Stock-Based Compensation Expense (unaudited)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2015	2014	2015
Stock-based compensation expense:
Cost of revenue	$303	$428	$1,107	$1,560
Research and development	1,006	1,137	3,653	5,188
Sales and marketing	1,974	3,118	9,033	11,090
General and administrative	3,065	2,581	10,976	8,661

Total stock based-compensation	$6,348	$7,264	$24,769	$26,499

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2015	2014	2015
Cash flows from operating activities
Net income	$3,313	$6,235	$7,955	$14,558
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,856	4,466	11,137	13,698
Amortization of premiums on investments	46	89	224	328
Amortization of debt issuance costs	—	55	—	187
Provision for bad debts	50	9	102	61
Benefit from deferred income taxes	(3,229)	(1,076)	(2,707)	(1,062)
Excess tax benefits realized from stock-based awards	(377)	(2,527)	(383)	(2,743)
Stock-based compensation	6,348	7,264	24,769	26,499
Other, net	(8)	(13)	21	(12)
Changes in assets and liabilities, excluding the effect of acquisitions:
Accounts receivable	(7,628)	293	(5,804)	2,224
Prepaid expenses and other current assets	3,251	79	1,822	(2,794)
Other assets	165	(172)	476	(454)
Accounts payable	1,143	(1,601)	1,727	1,420
Accrued liabilities	5,627	5,110	9,234	2,288
Deferred revenue	3,238	(5,976)	23,983	28,874
Other long-term liabilities	472	1,521	1,597	2,698

Net cash provided by operating activities	15,267	13,756	74,153	85,770

Cash flows from investing activities
Purchases of marketable securities	(45,369)	(35,165)	(95,342)	(92,335)
Proceeds from sale or disposal or maturity of marketable securities	45,045	35,000	95,045	107,042
Purchases of property and equipment	(1,774)	(3,297)	(7,471)	(14,219)
Intangible asset additions	(762)	60	(2,529)	(2,375)
Cash paid for acquisitions, net of cash acquired	—	(107,575)	(22,449)	(107,575)
Decrease (increase) in restricted cash and deposits	3	—	(196)	1,488

Net cash used in investing activities	(2,857)	(110,977)	(32,942)	(107,974)

Cash flows from financing activities
Borrowings under credit facility	—	60,000	—	60,000
Proceeds from issuance of common stock upon option exercises	4,612	2,543	17,595	17,794
Excess tax benefits realized from stock-based awards	377	2,527	383	2,743
Payments of withholding taxes in connection with restricted stock unit vesting	(481)	(493)	(5,766)	(11,641)
Payment of debt issuance costs	—	(11)	—	(988)
Payment of contingent consideration	—	—	—	(226)
Purchase of treasury stock	(10,458)	(3,358)	(36,500)	(18,090)

Net cash (used in) provided by financing activities	(5,950)	61,208	(24,288)	49,592

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,841)	(1,256)	(5,220)	(5,205)

Net increase (decrease) in cash and cash equivalents	4,619	(37,269)	11,703	22,183
Cash and cash equivalents, beginning of period	96,341	160,412	89,257	100,960

Cash and cash equivalents, end of period	$100,960	$123,143	$100,960	$123,143

Calculation of Non-GAAP Cash Flows from Operating Activities (unaudited)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2015	2014	2015
GAAP Cash flows from operating activities	$15,267	$13,756	$74,153	$85,770
Add Back:
Litigation related payments	9	350	530	5,152
Acquisition related payments	158	420	304	437

Cash flows from operating activities before litigation related payments and acquisition related payments	$15,434	$14,526	$74,987	$91,359